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                                                                    EXHIBIT 99.1

                                Paxar Corporation

                            105 Corporate Park Drive
                          White Plains, New York 10604

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 27, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Paxar Corporation has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of consultation at their national office and availability of personnel at foreign affiliates of Andersen.

                              Very truly yours,

                              Paxar Corporation


                              /s/ Jack R. Plaxe

                              Jack R. Plaxe
                              Senior Vice President and Chief Financial Officer


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